UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2024

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Crescent Court, Suite 1400
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(469) 638-9636

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FFWM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

On September 3, 2024, Simone Lagomarsino was appointed President of First Foundation Inc. (the “Company”). Scott F. Kavanaugh, who continues to serve as the Company’s Chief Executive Officer, resigned his position as President concurrent with Ms. Lagomarsino’s appointment.

As previously disclosed on the Company’s Current Report on Form 8-K filed on July 9, 2024, Simone Lagomarsino was appointed President of First Foundation Bank, a California state-chartered bank and wholly-owned bank subsidiary of the Company (the “Bank”), on July 8, 2024. As previously reported, Ms. Lagomarsino will receive an annual base salary of $800,000, subject to annual review, and be eligible for an annual bonus of $1,280,000 based on specific performance targets to be established by the board of directors of the Bank (the “Bank Board”). Ms. Lagomarsino may also participate in the other benefit programs of the Bank available to executive employees generally.

Ms. Lagomarsino, age 62, has previously been an executive officer of numerous publicly traded financial institutions, including most recently serving as CEO of Luther Burbank Savings and Luther Burbank Corporation (NASDAQ: LBC) from 2019 through February 2024 and as a director from 2018 through February 2024. Ms. Lagomarsino served as Chair of the board of directors of the Federal Home Loan Bank of San Francisco from 2022 to 2023 and has served as a director since 2013. She served on the board of directors of the Federal Reserve Bank of San Francisco from 2022 to July 2024. Ms. Lagomarsino served as President and CEO of the Western Bankers Association from 2017 to 2018 and as a director of Pacific Premier Bancorp (Nasdaq: PPBI) from 2017 to 2018. From 2011 to 2017, she served as CEO of Heritage Oaks Bank and as President and CEO of Heritage Oaks Bancorp. Previous to that, she held executive positions with City National Bank, Hawthorne Savings, Kinecta Federal Credit Union, Ventura County National Bank and Warner Center Bank. Ms. Lagomarsino was named by American Banker as Community Banker of the Year in 2013. She served as a director of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (NYSE: HASI) from 2019 to 2022. Ms. Lagomarsino holds an M.B.A. in Finance from Claremont Graduate University and a B.A. in Economics from Claremont McKenna College.

Resignation of Directors

As previously disclosed on the Company’s Current Report on Form 8-K filed on July 9, 2024, directors John A. Hakopian, David G. Lake, Diane M. Rubin, CPA and Gabriel V. Vazquez (the “Former Directors”) gave notice of their intent to resign from the board of directors of the Company (the “Company Board”), subject to the acceptance of such resignations by the Company, which was anticipated to occur concurrently with the appointment of their successors following receipt of certain approvals. On September 3, 2024, the Company accepted the resignations of the Former Directors and such directors resigned effective immediately. Ms. Rubin and Mr. Vazquez served on the Audit Committee of the Company Board. Mr. Lake and Ms. Rubin served on the Compensation Committee of the Company Board. Mr. Vazquez, Mr. Lake and Ms. Rubin served on the Risk Committee of the Company Board. The decision of the Former Directors to resign was not the result, in whole or in part, of any disagreement with the Company or management relating to the respective operations, policies or practices of the Company.

Appointment of Directors

On September 3, 2024, Sam Edelson, Henchy R. Enden, Simone Lagomarsino, and Benjamin Mackovak (the “New Directors”), each of whom was appointed to the Bank Board on July 8, 2024, were each appointed to the Company Board, effective immediately. Sam Edelson is expected to serve on the Directors’ Risk Committee; Henchy R. Enden is expected to serve on the Audit Committee, the Directors’ Risk Committee, the Nominating and Corporate Governance Committee, and the Strategic Planning Committee; Simone Lagomarsino is expected to serve on the Strategic Planning Committee; and Benjamin Mackovak is expected to serve on the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Strategic Planning Committee.

Biographical information for each New Director, other than Ms. Lagomarsino, is set forth below:

Sam Edelson. Mr. Edelson has served as a director of the Bank since July 8, 2024. He is a real estate developer, investor, and Founder and President of Exact Title, a Denver, Colorado based title insurance agency founded in 2021. Mr. Edelson also founded Force7Mgmt in 2020, where he focuses on preserving historically significant buildings while also adding attainably priced multifamily units to the housing stock. Prior to founding Exact Title and Force7Mgmt, Mr. Edelson worked at Cyrus Capital from 2015 to 2019, focusing on credit and structured credit investments. Since 2022, he has served on the executive board of the nonprofit organization One Mainstreet Colorado. Mr. Edelson began his career at Bain Capital Credit (previously called Sankaty Advisors). He graduated from the Wharton School at the University of Pennsylvania, with concentration in finance and real estate.

Henchy R. Enden. Ms. Enden has served as a director of the Bank since July 8, 2024. She has served as a managing director at Fortress Investment Group since January 2024. Immediately prior, Ms. Enden was a portfolio manager and equity analyst for MFP Investors LLC, an investment management company based in New York, a position she held since 2004. She previously served as a director of Avidbank Holdings, Inc. from August 2022 to January 2024. She also served as a director of Dynasty Financial Partners from November 2021 to January 2024, Atlantic Capital Bancshares Inc. from June 2015 to March 2022, when it was purchased by SouthState Bank, and First Security, a bank purchased by Atlantic Capital, from 2013 until 2015. In addition, Ms. Enden previously served as a director of Bridgeview Bancorp, a bank in Chicago, Illinois, from July 2015 until May 2019, when the bank was acquired by First Midwest Bancorp. Ms. Enden also served as a director of West Coast Bancorp, a bank in Lake Oswego, Oregon, from January 2012 until April 2013, when it was acquired by Columbia Banking System, Inc. Ms. Enden holds a B.S. degree from Touro College and an M.B.A. from the Columbia University Graduate School of Business.

Benjamin Mackovak. Mr. Mackovak has served as a director of the Bank since July 8, 2024. He is a Co-Founder and Managing Member of Strategic Value Bank Partners, an investment firm specializing in community banks founded in 2015. Prior to Strategic Value Bank Partners, Mr. Mackovak was the Founder and Portfolio Manager of Cavalier Capital, an investment firm based in Cleveland, Ohio, from 2012 to 2015. Mr. Mackovak was the Senior Analyst at Rivanna Capital, an investment firm based in Charlottesville, Virginia from 2006 to 2012. Mr. Mackovak worked at First American Trust as an Associate Portfolio Manager, an investment firm based in Newport Beach, California from 2004 to 2005. Mr. Mackovak began his career at Merrill Lynch.  Mr. Mackovak currently serves on the Board of Directors for BankFinancial Corp (NASDAQ: BFIN) since 2024, People’s Bank of Commerce since 2021, Community Bank of the Bay since 2018, and Keystone Bank since 2018. Previously, he served on the board of United Security Bancshares, First South Bancorp, Peak Bancorp, Foothills Community Bank, TIG Bancorp and First State Bank of Colorado. In his experience as a bank director, Mr. Mackovak has served on the Compensation Committee, Loan Committee, Corporate Governance Committee, Nominating Committee, ALCO Committee, M&A Committee, and Audit Committee of various community banks. In addition to serving on bank boards, Mr. Mackovak also serves on the Board of Directors for the Great Lakes Science Center.  Mr. Mackovak Holds an MBA from the University of Virginia’s Darden Graduate School of Business and a Bachelor of Arts from Kent State University, where he graduated magna cum laude.

Mr. Edelson was appointed to serve as a director pursuant to an investment agreement with affiliates of Canyon Partners, LLC, dated July 2, 2024 (the “Canyon Investment Agreement”). Ms. Enden was appointed to serve as a director pursuant to an investment agreement with an affiliate of Fortress Credit Advisors LLC, dated July 2, 2024 (the “Fortress Investment Agreement”). Mr. Mackovak was appointed to serve as a director pursuant to an investment agreement with an affiliate of Strategic Value Bank Partners, LLC, dated July 2, 2024 (the “SVBP Investment Agreement”). Other than the aforementioned Canyon Investment Agreement, Fortress Investment Agreement and SVBP Investment Agreement, there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors.

As previously disclosed on the Company’s Current Report on Form 8-K filed on July 9, 2024, an affiliate of Fortress Credit Advisors LLC invested approximately $115 million in the Company pursuant to the Fortress Investment Agreement, and acquired 3,324,750 shares of common stock, par value $0.001 per share, of the Company (the “common stock”), 23,981 shares of Series A Noncumulative Convertible Preferred Stock, par value $0.001 per share, of the Company, 714 shares of Series B Noncumulative Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series B Preferred Stock”), and certain warrants to purchase 11,207 shares of non-voting, common-equivalent preferred stock of the Company (the “Series C NVCE Stock”); and an affiliate of Strategic Value Bank Partners, LLC invested approximately $22.2 million in the Company pursuant to the SVBP Investment Agreement, and acquired 1,551,861 shares of common stock, 3,870 shares of Series B Preferred Stock, and certain warrants to purchase 2,168 shares of Series C NVCE Stock. Such transactions closed on July 8, 2024, and each such investor is party to the Company’s Registration Rights Agreement, dated July 8, 2024. Ms. Henchy, as a managing director at Fortress Investment Group, has an indirect interest in the foregoing transaction with the affiliate of Fortress Credit Advisors LLC, and Mr. Mackovak, as co-founder and managing member of Strategic Value Bank Partners, has an indirect interest in the foregoing transaction with the affiliate of Strategic Value Bank Partners, LLC. Also as previously disclosed, a trust affiliated with Ms. Lagomarsino invested $500,000 in the Company in an investment transaction that closed on July 8, 2024, acquiring 121,951 shares of common stock and certain warrants to purchase 48 shares of Series C NVCE Stock, and is party to the Company’s Registration Rights Agreement, dated July 8, 2024. Other than the foregoing, there are no transactions in which any New Director has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As directors, each New Director, other than Ms. Lagomarsino, will be entitled to the Company’s customary non-employee director compensation, which compensation was last described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 18, 2024, and is incorporated herein by reference, and each New Director will enter into the Company’s standard indemnification agreement, the form of which was filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and is incorporated by reference herein. Ms. Lagomarsino, who serves as the Bank’s President, will receive no additional compensation for her service as a director of the Company or the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: September 9, 2024

/s/ Scott F. Kavanaugh
Scott F. Kavanaugh
Chief Executive Officer